UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 14, 2012

Quest Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26937	33-0231678
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Polaris Way, Aliso Viejo, California		92656
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (949) 754-8000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Douglas F. Garn as President and Chief Executive Officer

On February 14, 2012, Douglas F. Garn resigned from his position as President and Chief Executive Officer of Quest Software, Inc. (“Quest”), effective immediately, for personal health reasons. Mr. Garn will continue as an employee of Quest in a newly created role as Vice Chairman, and will continue as a member of Quest’s Board of Directors (the “Board”).

Appointment of Vincent C. Smith as President and Chief Executive Officer

On February 14, 2012, Vincent C. Smith, the Executive Chairman of Quest, was appointed by Quest’s Board to assume the role of Quest’s President and Chief Executive Officer following Mr. Garn’s resignation, effective immediately. In connection with his appointment as President and Chief Executive Officer, Mr. Smith will no longer hold the title of Executive Chairman of the Board. Mr. Smith’s title has been redesignated as Chairman of the Board, with Mr. Smith continuing to function as the Board’s chairperson.

Mr. Smith, age 48, has served as Executive Chairman of Quest from October 2008, and served as Chief Executive Officer of Quest from 1997 to 2008. Mr. Smith has been a member of the Board since 1995. Mr. Smith became Chairman of the Board in 1998. From 1992 to 1994, Mr. Smith served as Vice President of Worldwide Sales and Marketing at Patrol Software North America, a company he founded. Following Patrol’s acquisition by BMC Software in 1994, Mr. Smith managed BMC’s sales operations as Director of Open Systems. From 1987 to 1992, Mr. Smith held a variety of sales management positions at Oracle Corporation. Mr. Smith graduated from the University of Delaware with a degree in computer science and a minor in economics.

Mr. Smith has no family relationships with any other director or executive officer of Quest. There is no arrangement or understanding between Mr. Smith and any other person pursuant to which he was selected as the President and Chief Executive Officer of Quest. Changes to Mr. Smith’s compensation arrangements, if any, will be determined by Quest’s Compensation Committee at a later date.

A press release announcing Mr. Garn’s resignation as President and Chief Executive Officer, and Mr. Smith’s appointment as President and Chief Executive Officer, is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release issued by Quest Software, Inc. on February 14, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEST SOFTWARE, INC.

Date: February 14, 2012

	By:	/s/ David P. Cramer
David P. Cramer
Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description

99.1	Press release issued by Quest Software, Inc. on February 14, 2012.